 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2020

DRAFTKINGS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38908	84-4052441
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Berkeley Street, 5th Floor

Boston, MA 02116

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (617) 986-6744

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	DKNG	The Nasdaq Stock Market LLC
Warrants to purchase one share of Class A common stock, each at an exercise price of $11.50 per share	DKNGW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On July 1, 2020, DraftKings Inc., a Nevada corporation (the “Company”), announced the extension of the previously announced redemption date with respect to the Company’s outstanding warrants (other than the Private Placement Warrants (as defined in the Warrant Agreement, dated as of May 10, 2019 (the “Warrant Agreement”), by and among Diamond Eagle Acquisition Corp. and Continental Stock Transfer & Trust Company, as warrant agent and transfer agent (as assigned to and assumed by the Company and Computershare Trust Company, N.A., a federally chartered trust company, and Computershare Inc., a Delaware corporation (collectively, “Computershare”), as warrant agent and transfer agent, pursuant to that certain Assignment and Assumption Agreement, dated as of April 23, 2020)) (such warrants excluding the Private Placement Warrants, the “Public Warrants”) to allow additional time for holders of Public Warrants to exercise their warrants. As a result of this extension, holders of the Public Warrants will have until 5:00 PM New York City time on July 2, 2020 to exercise such Public Warrants for an exercise price of $11.50 per underlying share of the Company’s Class A common stock or to otherwise deliver a notice of guaranteed delivery in respect thereof (with delivery of the applicable Public Warrants to Computershare no later than 5:00 PM New York City time on July 7, 2020).

Any Public Warrants that remain unexercised or in respect of which no notice of guaranteed delivery has been delivered by 5:00 PM New York City time on July 2, 2020, will be void and no longer exercisable and all rights thereunder and in respect thereof will cease, except for the right of the holders to receive the redemption price of $0.01 per Public Warrant.

Private Placement Warrants are not subject to this redemption. Any outstanding Private Placement Warrants will remain outstanding and exercisable or transferable in accordance with the terms of the Warrant Agreement and will continue to be listed on Nasdaq. It is anticipated that as of Monday, July 6, 2020, the Private Placement Warrants will begin to trade under a new ticker symbol on Nasdaq (DKNGZ) and under a new CUSIP number (26142R120).

A copy of the Notice of Extension of Redemption Date is attached as Exhibit 99.1 and is incorporated herein by reference.

Neither this Current Report on Form 8-K nor the Notice of Extension of Redemption Date attached hereto as Exhibit 99.1 constitute an offer to sell or the solicitation of an offer to buy any Company securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description
99.1	Notice of Extension of Redemption Date, dated July 1, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRAFTKINGS INC.

	By:	/s/ R. Stanton Dodge
	Name:	R. Stanton Dodge
	Title:	Chief Legal Officer and Secretary
Date: July 1, 2020